EXHIBIT 11
Coopers & Lybrand

                       Consent of Independent Accountants

To the Trustees of Scudder Securities Trust:

We consent to the inclusion in Post-Effective Amendment No. 42 to the Registration Statement of Scudder Development Fund on Form N-1A, of our report dated August 5, 1996 on our audit of the financial statements and financial highlights of the Scudder Development Fund, which is included in the Annual Report to Shareholders for the year ended June 30, 1996, which is incorporated by reference in the Registration Statement.

We also consent to the reference to our Firm under the caption, "Experts."


                                                     /s/Coopers & Lybrand L.L.P.
Boston, Massachusetts                                   Coopers & Lybrand L.L.P.
October 9, 1996